EXHIBIT 10.4

ROCKWELL ENERGY

JANSSEN 1-A

SIDETRACK RE-ENTRY & RECOMPLETION
KARNES COUNTY, TEXAS

CONFIDENTIAL AND FOR PRIVATE PLACEMENT PURPOSES ONLY

    JL
Initial Here

Janssen 1A_ Prospectus Offering 660K_8.8KOnePercent_October 2005

Janssen 1-A

ACREAGE/LEGAL:		135 acres, more or less Karnes County, Texas
OBJECTIVES/DEPTHS:	2nd Roeder Sand	9,630' to 9,660'
	3rd Roeder Sand	10,300' to 10,380'
	1st Migura Sand	10,600' to 10,700'

DISCLOSURES

         Rockwell proposes to perform a sidetrack re-entry on an existing wellbore at a legal location on the Janssen 1-A prospect herein described to the depth shown or to a sufficient depth to test the prospective formations, whichever is less.

         Rockwell plans to commence, or cause to be commenced, operations for the re-entry procedures for the well on or about October 2, 2005, rig availability permitting.

         It is agreed that the A.F.E. attached is Rockwell's best estimate of the cost of sidetrack re-entry and completion for the subject well on the described acreage. However, in the event costs of sidetrack re-entry and completion for the subject well exceed the estimated amount reflected on the subject A.F.E., you agree to contribute your proportionate part of such excess costs incurred. Rockwell agrees that in the event that the workover procedures and completion are less than the total amounts shown on the subject A.F.E., to credit you with your proportionate part of such savings.

         All money collected for the re-entry workover of this well will be deposited in the Bank of America -- Tulsa, Oklahoma Branch for Janssen 1-A. After all of the money has been raised, it will be released to the operator to be used in the workover operations of said well. If for any reason this well is not re-entered as a sidetrack recompletion, all money paid in by each investor will be refunded or transferred to another project, whichever the investor elects to choose.

         Rockwell Energy will be the Managing Operator, and will furnish such professional, administrative and other services as may be necessary to conduct the business, pursuant to the Operating Agreement, having essentially the following terms:

1.          The Operator will oversee all operations including the Sidetrack whipstock procedures, drilling new hole, testing, completing and equipping of the well.

2.          The Operator will furnish public liability and property damage insurance in amounts it considers to be adequate.

3.          The Operator will pay all bills incurred for the workover recompletion and for the prospect well from the Joint Account.

4.          Operations will be conducted under the terms of the Operating Agreement based on the A.A.P.L. Form 610 "Model Form Operating Agreement", with some specific modifications. (See "Operating Agreement").

    JL
Initial Here

Janssen 1A_ Prospectus Offering 660K_8.8KOnePercent_October 2005

         Rockwell represents that there is a valid and current Oil & Gas Lease or Leases, covering the acreage and wellbore hereinafter described and will cause to be reworked, the existing wellbore re-entry to sufficient depth to test the formation or formations underlying the said acreage, and will use due diligence in attempting to re-complete said well as a commercial producer.

         Rockwell makes no representation other than those present in this offering and the documents and exhibits enclosed herein are a composite of all the material and literature which Rockwell has at its disposal, relative to the captioned acreage. Rockwell, further advises the recipient hereto that there may be substantial risks involved in the sidetrack workover procedure and completion of the proposed well hereunder, and that the estimated costs as set forth herein are based upon various estimates, forecasts and assumptions and are only best estimates, any of which may prove erroneous.

         Prospective Investors are not to construe the contents of this Memorandum as a legal or tax advice. Each Investor should consult his own counsel, accountant or business advisor as to legal, tax and related matters concerning his investment.

         This proposal is made at Houston, Texas and any acceptance or contracts entered into based upon this proposal shall be accepted and construed under the Statutes of the State of Texas.

         This Memorandum does not constitute an offer or solicitation in any state or other jurisdiction in which such as offer or solicitation is not authorized. These securities have not been approved or disapproved by the Securities and Exchange Commission or the Oklahoma Securities Commission, Texas Securities Commission nor have the Commissions passed upon the accuracy of adequacy of this Memorandum.

         Rockwell is the General Manager and Operator of the Texas property in this proposal. Rockwell was incorporated in the State of Oklahoma on January 13, 2004.

    JL
Initial Here

Janssen 1A_ Prospectus Offering 660K_8.8KOnePercent_October 2005

TERMS:

         Rockwell is hereby offering working interest participants in the above-captioned wellbore recompletion as outlined herein. This is an offer to purchase a working interest in an existing producing well, with the purpose of reworking the well to increase production of natural gas and condensate. Operations will be conducted pursuant to the enclosed Operating Agreement, A.A.P.L. Form 610.

         Working interest owners will pay 100% of all costs attributable to the leasehold, legal, workover sidetrack drilling procedures, and testing the said existing wellbore. After the Whipstock and Sidetrack Drilling procedures are successfully accomplished, working interest owners will pay 100% of all further costs to completion to tanks, including a frac treatment if necessary. After completion and production is established, all parties with assigned Working Interest ownership (including Rockwell) shall be responsible for their own individual related share of costs in maintenance and future workovers and recompletions in other zones.

         Working interest owners will receive their proportionate percentage of the total well interest revenues, minus royalties to landowners and normal operating costs attributed to the well operations. Rockwell is receiving a 25% carried working interest in the well until "payout" of all investment principal to the investors/partners; then Rockwell will "back in" for additional 25% of the working interest of the well revenues. In other words, it will be a revenue split of 75% for the investors/partners and 25% for Rockwell until pay back of investment funds, then it will be a 50/50 split for investors/partners and Rockwell.
Prospect Generation Fees, Workover Expenses & Frac Treatment Costs:	$660,000.00
Estimated Total Costs Per 1% Working Interest	$ 8,800.00

*Participants in the recompletion of the Janssen 1-A wellbore can pay the initial estimated costs for the Sidetrack Re-entry Workover & Frac procedures by check or wire transfer.

    JL
Initial Here

Janssen 1A_ Prospectus Offering 660K_8.8KOnePercent_October 2005

ROCKWELL ENERGY

         IN WITNESS WHEREOF, the undersigned has executed this Participation Agreement and Well Service Agreement as of the 6 day of October, 2005.

Total Subscription;
Working Interest Amount: 25%

Dollars: $220,000.00 USD

/s/ John Lindsay
Signature of Participant
JOHN LINDSAY
Name Typed or Printed
xxx xxx xxx
Social Security Numbers or Federal Tax Identification Numbers
Type of Ownership
(Check one):	/s/ Deborah Price
_____ Individually	Witness
_____ Joint Tenants with Right of Survivorship
_____ Tenants in Common	carlingold@hotmail.com
_____ Partnership	Email Address
__X__ Corporation
_____ Other (specify) Nevada GoldCorp.	604-505-1441
(soon to be Gulf States Energy)	Telephone Numbers - Home and Office

610-1500 Hornby Street
Home Address	Address for Sending Notices (if different)

Vancouver, B.C. V6Z 2R1
City, State & Zip Code	City, State, & Zip Code

ACCEPTED as of this 10th day of October, 2005.

Rockwell Energy, LLC

By: ____/s/ R. Abercrombie____________________
       Managing Partner

    JL
Initial Here

Janssen 1A_ Prospectus Offering 660K_8.8KOnePercent_October 2005